Exhibit 23.1

Consent of Independent Registered Certified Public Accounting Firm

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Global Imaging Systems, Inc. of our report dated May 24, 2006 (except for the second paragraph of Note 18 as to which the date is June 8, 2006), with respect to the consolidated financial statements of Global Imaging Systems, Inc., included in the 2006 Annual Report to Shareholders of Global Imaging Systems, Inc.

Our audits also included the financial statement schedule of Global Imaging Systems, Inc. listed in Item 15(a)(2). This schedule is the responsibility of Global Imaging Systems, Inc.’s management. Our responsibility is to express an opinion based on our audits. In our opinion, as to which the date is May 24, 2006, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We consent to the incorporation by reference in the following Registration Statements:

Registration Statement (Form S-8 No. 333-80801) pertaining to the 1998 Stock Option and Incentive Plan and the Director Non-Incentive Stock Option of Global Imaging Systems, Inc.,

Registration Statement (Form S-8 Nos. 333-74780 and 333-109540) pertaining to the Amended and Restated 1998 Stock Option and Incentive Plan of Global Imaging Systems, Inc.,

Registration Statement (Form S-8 No. 333-74786) pertaining to the 2001 Stock Option Plan of Global Imaging Systems, Inc., and

Registration Statement (Form S-3 Nos. 333-114248 and 333-107948) of Global Imaging Systems, Inc.;

of our report dated May 24, 2006 (except for the second paragraph of Note 18 as to which the date is June 8, 2006), with respect to the consolidated financial statements of Global Imaging Systems, Inc. incorporated herein by reference, our report dated May 24, 2006, with respect to Global Imaging Systems, Inc. management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Global Imaging Systems, Inc., included herein, and our report included in the preceding paragraph with respect to the financial statement schedule of Global Imaging Systems, Inc., included in the Annual Report (Form 10-K) of Global Imaging Systems, Inc.

/s/ Ernst & Young LLP

Tampa, Florida

June 8, 2006